Exhibit 97.1

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF ARMADA HOFFLER PROPERTIES, INC.
a Maryland corporation

December 4, 2023

Pursuant to the provisions of Section 2-408 of the Maryland General Corporation Law, the undersigned, being all the members of the Board of Directors (the “Board”) of Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), do hereby unanimously consent to, adopt and approve the following resolutions.

Adoption of Compensation Recoupment Policy

WHEREAS, the Board and the Compensation Committee of the Board (the “Compensation Committee”) have each been provided with and have reviewed the proposed Compensation Recoupment Policy (the “Clawback Policy”) in substantially the form attached hereto as Exhibit A;
WHEREAS, the Compensation Committee has recommended that the Board approve and adopt the Clawback Policy to replace the Company’s current Incentive Compensation Clawback Policy; and
WHEREAS, the Board deems it to be advisable and in the best interests of the Company to approve and adopt the Clawback Policy to replace the Company’s current Incentive Compensation Clawback Policy.
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and adopts the Clawback Policy, in substantially the form attached hereto as Exhibit A, to replace the Company’s current Incentive Compensation Clawback Policy, and directs the President and Chief Executive Officer, the Chief Financial Officer, Treasurer and Corporate Secretary and the Chief Operating Officer of the Company (the “Authorized Officers”), or any one or more of them, to implement and monitor the Clawback Policy; and
FURTHER RESOLVED, that the Board hereby delegates to the Compensation Committee the authority to oversee and enforce the Clawback Policy.

Enabling Resolutions

RESOLVED FURTHER, that the Authorized Officers hereby are, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company and its subsidiaries, as applicable, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certifications, with or without the corporate seal of the Company affixed thereto and attested by the Corporate Secretary of the Company or unattested, and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances, as any one or more of such officers may at any time or times deem necessary or desirable in order to carry out the full intent and purposes of the foregoing resolutions; and

RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by any director or officer of the Company within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the act and deed of the Company and its subsidiaries, as applicable.

Counterparts; Filing of Consent

RESOLVED, that this Unanimous Written Consent of the Board may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument; and

FURTHER RESOLVED, that this Unanimous Written Consent of the Board shall be filed in the books and records of the Company.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent for the purposes of evidencing their (i) consent to the taking of the foregoing actions without a meeting and (ii) affirmative vote in favor of the taking of the foregoing actions, as of the date first set forth above.

/s/ Daniel A. Hoffler
Daniel A. Hoffler, Executive Chairman

/s/ Louis S. Haddad
Louis S. Haddad, Vice Chairman

/s/ Eva S. Hardy
Eva S. Hardy

/s/ George F. Allen
George F. Allen

/s/ James A. Carroll
James A. Carroll

/s/ James C. Cherry
James C. Cherry

/s/ Dennis H. Gartman
Dennis H. Gartman

/s/ A. Russell Kirk
A. Russell Kirk

/s/ John W. Snow
John W. Snow

Exhibit A

Compensation Recoupment Policy

(see attached)

ARMADA HOFFLER PROPERTIES, INC.
COMPENSATION RECOUPMENT POLICY

In the event of any required accounting restatement of the financial statements of Armada Hoffler
Properties, Inc. (the “Company”) due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”), the Company shall recover reasonably promptly from any person, who is or was an “Executive Officer,” as such term is defined in
Rule 10D-1 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and
Section 303A.14 of the New York Stock Exchange (the “NYSE”) Listed Company Manual, of the
Company (each, a “Covered Person”) the amount of any “Erroneously Awarded Incentive-Based
Compensation” (as defined below). This Policy shall be effective as of October 2, 2023, the effective date of Section 303A.14 of the NYSE’s listing standards (the “Effective Date”).

The amount of Incentive-Based Compensation (as defined below) that must be recovered from a Covered
Person pursuant to the immediately preceding paragraph is the amount of “Recoverable Incentive-Based
Compensation” (as defined below) received by a Covered Person that exceeds the amount of Recoverable
Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid (referred to as the “Erroneously
Awarded Incentive-Based Compensation”). For Recoverable Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Incentive-Based
Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return, as applicable, upon which the Recoverable Incentive-Based Compensation was received, and the Company must maintain documentation of that reasonable estimate and provide such documentation to the NYSE. For the purposes of this Policy, Recoverable Incentive-Based Compensation will be deemed to be received in the fiscal period during which the financial reporting measure specified in the applicable Incentive-Based Compensation award is attained, even if the payment or grant occurs after the end of that period.

For purposes of this Policy, “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a “financial reporting measure,” which means a measure that is determined and presented in accordance with Generally Accepted Accounting
Principles which are used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures for this purpose. For avoidance of doubt, a financial reporting measure need not be presented within the Company’s financial statements or included in a filing with the Securities and
Exchange Commission (the “SEC”).1

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1 Rule 10D-1(d) and Section 303A.14(e) define incentive-based compensation and financial reporting measures as follows: (i) “incentive-based compensation” is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure; and (ii) “financial reporting measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the SEC. ISS has provided guidance indicating that to receive credit on the Equity Plan Scorecard (“EPSC”), a company’s compensation recoupment policy should authorize recoupment upon a financial statement restatement and cover all or most equity-based compensation for all named executive officers. This includes both time- and performance-based equity awards. ISS noted that a policy which complies with the minimum requirements of Rule 10D-1 will not receive points on the EPSC “because the final rules generally exempt time-vesting equity from compensation that must be covered by the policy.”

For purposes of this Policy, “Recoverable Incentive-Based Compensation” means all Incentive-Based
Compensation received on or after the Effective Date of this Policy set forth above by a Covered Person:
(i) after beginning service as an executive officer; (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a
Restatement, including any applicable transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years. For this purpose, the Company is deemed to be required to prepare a Restatement on the earlier of: (i) the date the Board of Directors of the Company (the “Board”), or the Company’s officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a
Restatement; and (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. The Company’s obligation to recover Erroneously Awarded Incentive-Based
Compensation is not dependent on if or when the restated financial statements are filed with the SEC.

The Company shall recover the Erroneously Awarded Incentive-Based Compensation from Covered
Persons unless the Board determines that recovery is impracticable because: (i) the direct expense to a third party to assist in enforcing this Policy would exceed the amount of Erroneously Awarded Incentive-
Based Compensation; provided that, the Company must make a reasonable attempt to recover the
Erroneously Awarded Incentive-Based Compensation before concluding that recovery is impracticable, document such reasonable attempt to recover the Erroneously Awarded Incentive- Based Compensation
and provide such documentation to the NYSE; or (ii) recovery would likely cause an otherwise taxqualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the applicable requirements of 26 U.S.C. § 401(a)(13) or 26 U.S.C. § 411(a) and regulations thereunder.

In no event will the Company indemnify any Covered Person for any amounts that are recovered under this Policy. This Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or right of offset against any employees that is required pursuant to any statutory repayment requirement (regardless of whether implemented at any time prior to or following the adoption or amendment of this Policy), including Section 304 of the Sarbanes-Oxley Act of 2002. Any amounts paid to the Company pursuant to
Section 304 of the Sarbanes-Oxley Act of 2002 shall be considered in determining any amounts recovered under this Policy.

The application and enforcement of this Policy does not preclude the Company from taking any other action to enforce a Covered Person’s obligations to the Company, including termination of employment or institution of legal proceedings. Nothing in this Policy restricts the Company from seeking recoupment under any other compensation recoupment Policy or any applicable provisions in plans, agreements, awards or other arrangements that contemplate the recoupment of compensation from a Covered Person.
If a Covered Person fails to repay Erroneously Awarded Incentive-Based Compensation that is owed to the Company under this Policy, the Company shall take all appropriate action to recover such Erroneously
Awarded Incentive-Based Compensation from the Covered Person, and the Covered Person shall be required to reimburse the Company for all expenses (including legal expenses) incurred by the Company in recovering such Erroneously Awarded Incentive-Based Compensation.

The terms of this Policy shall be binding and enforceable against all Covered Persons subject to this
Policy and their beneficiaries, heirs, executors, administrators or other legal representatives. If any provision of this Policy or the application of such provision to any Covered Person shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision (or the application of such provision) valid, legal or enforceable.

Each Covered Person shall sign and return to the Company, within 30 calendar days following the later of (i) the date on which this Policy was adopted by the Board (November [9], 2023) or (ii) the date the individual becomes a Covered Person, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Person agrees to be bound by, and to comply with, the terms and conditions of this Policy.

This Policy shall be interpreted in a manner that is consistent with Rule 10D-1 under the Exchange Act,
Section 303A.14 of the NYSE Listed Company Manual and any related rules or regulations adopted by the SEC or the NYSE (the “Applicable Rules”) as well as any other applicable law. To the extent the
Applicable Rules require recovery of incentive-based compensation in additional circumstances beyond those specified above, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover incentive-based compensation to the fullest extent required by the Applicable
Rules.

EXHIBIT A
ARMADA HOFFLER PROPERTIES, INC.
COMPENSATION RECOUPMENT POLICY ACKNOWLEDGEMENT FORM
By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Armada Hoffler Properties, Inc. (the “Company”) Compensation Recoupment
Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded
Incentive-Based Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

COVERED PERSON

____________________________________
Signature

____________________________________
Print Name

____________________________________
Date